Exhibit 21.1

Subsidiaries of Dave & Buster’s, Inc.

D&B Leasing, Inc.	Texas
D&B Marketing Company, LLC	Virginia
D&B Realty Holding, Inc.	Missouri
DANB Texas, Inc.	Texas
Dave & Buster’s I, L.P.	Texas
Dave & Buster’s Management Corporation, Inc.	Delaware
Dave & Buster’s of California, Inc.	California
Dave & Buster’s of Colorado, Inc.	Colorado
Dave & Buster’s of Florida, Inc.	Florida
Dave & Buster’s of Georgia, Inc.	Georgia
Dave & Buster’s of Hawaii, Inc.	Hawaii
Dave & Buster’s of Indiana, Inc.	Indiana
Dave & Buster’s of Illinois, Inc.	Illinois
Dave & Buster’s of Kansas, Inc.	Kansas
Dave & Buster’s of Maryland, Inc.	Maryland
Dave & Buster’s of Massachusetts, Inc.	Massachusetts
Dave & Buster’s of Nebraska, Inc.	Nebraska
Dave & Buster’s of New York, Inc.	New York
Dave & Buster’s of Oklahoma, Inc.	Oklahoma
Dave & Buster’s of Oregon, Inc.	Oregon
Dave & Buster’s of Pennsylvania, Inc.	Pennsylvania
Dave & Buster’s of Pittsburgh, Inc.	Pennsylvania
Dave & Buster’s of Virginia, Inc.	Virginia
Dave & Buster’s of Washington, Inc.	Washington
Dave & Buster’s of Wisconsin, Inc.	Wisconsin
Sugarloaf Gwinnett Entertainment Company, L.P.	Delaware
Tango Acquisition, Inc.	Delaware
Tango License Corporation	Delaware
Tango of Arizona, Inc.	Delaware
Tango of Arundel, Inc.	Delaware
Tango of Farmingdale, Inc.	Delaware
Tango of Franklin, Inc.	Delaware
Tango of Houston, Inc.	Delaware
Tango of North Carolina, Inc.	Delaware
Tango of Sugarloaf, Inc.	Delaware
Tango of Tennessee, Inc.	Delaware
Tango of Westbury, Inc.	Delaware